Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS FIRST QUARTER 2024 RESULTS

Q1 net revenue of $164.6 million, above midpoint of guidance

Q1 service revenue growth of 21.2% year over year

Cashflow from operations of $17.2 million; growth of 88.4% year over year

Repurchased approximately 783,000 shares of common stock

Transformation Effort Underway

SAN JOSE, California – May 1, 2024 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported preliminary financial results for the first quarter ended March 31, 2024.

•
First quarter 2024 net revenue of $164.6 million, a decrease of 9.0% from the comparable prior-year quarter.
•
First quarter 2024 GAAP operating loss of $21.6 million, or (13.2)% of net revenue, as compared to operating loss of $12.0 million, or (6.6)% of net revenue, in the comparable prior-year quarter.
◦
First quarter 2024 non-GAAP operating loss of $16.0 million, or (9.7)% of net revenue, as compared to non-GAAP operating loss of $7.1 million, or (3.9)% of net revenue, in the comparable prior-year quarter.
•
First quarter 2024 GAAP net loss per diluted share of $0.63, as compared to net loss per diluted share of $0.33 in the comparable prior-year quarter.
◦
First quarter 2024 non-GAAP net loss per diluted share of $0.28, as compared to non-GAAP net loss per diluted share of $0.19 in the comparable prior-year quarter.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

CJ Prober, Chief Executive Officer of NETGEAR, commented, “I am pleased that we were able to deliver revenue within our guidance range in the first quarter. However, the challenging macroeconomic environment coupled with continued high inflation and interest rates are pressuring our channel partners to drive inventory to historical lows across both our consumer and B2B businesses. While we have been working to bring down channel inventories, this higher level of destocking, combined with a mix shift from our premium consumer products to our service provider products and a slightly more promotional retail market, unfavorably impacted our profitability in the first quarter.”

“As we saw channel destocking come in higher than expected in Q1, we developed a plan to expedite the remaining destocking in Q2. While this creates a near-term challenge in terms of expected financial results for Q2, it is the right action for the long-term health of the business and clears the way for a stronger second half of the year. Going forward, we will work to closely align sell through with our revenue, which will allow us to become a more predictable and profitable company in subsequent quarters. We will also more aggressively lower our own inventory through the rest of the year to reduce our working capital and generate cash.”

Mr. Prober continued, “After my first 90 days as CEO of NETGEAR, which included an expansive global tour meeting dozens of customers, partners and NETGEAR teams, I am sincerely excited about our growth opportunities and plans for returning to profitability. We remain fully committed to creating long-term value for our shareholders and these decisive near-term strategy adjustments enable this. We expect to emerge from Q2 with a solid foundation as we formalize our long-term strategy and capital allocation priorities throughout the rest of 2024.”

Bryan Murray, Chief Financial Officer of NETGEAR, added, “We continued to make progress in reducing our own inventory levels, which were down $37.6 million in the first quarter, and we continue to drive towards our desired level of three months of supply. Our cash and short-term investments increased $5.8 million sequentially and we generated 88.4% greater cash from operations compared to the first quarter of 2023 while also repurchasing approximately 783,000 shares of NETGEAR common stock.”

Business Outlook

Mr. Murray continued, “We expect to accelerate our way through NFB and CHP destocking activities within the second quarter. We expect this effort to represent a headwind of between $25 million to $30 million to our Q2 topline, which is reflected in our guidance. We believe taking this immediate action, as compared to spreading it over multiple future quarters, will allow us to align our revenue with our sell through and ultimately manage a more efficient channel in future quarters. Revenue from the service provider channel is expected to be approximately $15 million in the second quarter as our partners await our next generation 5G mobile hotspots expected to launch in the second half of the year. Accordingly, we expect second quarter net revenue to be in the range of $125 million to $140 million. As we continue to make meaningful progress in reducing our own inventory levels, we will be consuming higher cost inventory. We expect we will be back to our historically normal inventory costs after we reach our target inventory levels of three months. We are also taking more aggressive action to consume some of our slower moving products in an accelerated fashion which will put pressure on our Q2 margins. Accordingly, we expect our second quarter GAAP operating margin to be in the range of (30.9)% to (27.9)%, and non-GAAP operating margin to be in the range of (25.0)% to (22.0)%. Our GAAP tax expense is expected to be in the range of $1.0 million to $2.0 million, and our non-GAAP tax benefit is expected to be in the range of $7.0 million to $8.0 million for the second quarter of 2024.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	June 30, 2024
(In millions, except for percentage data)	Operating Margin Rate	Tax Expense (Benefit)

GAAP	(30.9)% - (27.9)%	$1.0 - $2.0
Estimated adjustments for[1]:
Stock-based compensation expense	4.0%	-
Restructuring and other charges	1.9%	-
Non-GAAP tax adjustments	-	$(9.0)
Non-GAAP	(25.0)% - (22.0)%	$ (8.0) - $ (7.0)

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the first quarter results and discuss management's expectations for the second quarter of 2024 today, Wednesday, May 1, 2024 at 5 p.m. ET (2 p.m. PT). The toll-free dial-in number for the live audio call is (888) 660-6392. The international dial-in number for the live audio call is (929) 203-0899. The conference ID for the call is 1030183. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

For more than 25 years, NETGEAR® (NASDAQ: NTGR) has been the innovative leader in connecting the world to the internet with advanced networking technologies for homes, businesses and service providers around the world. As staying connected has become more important than ever, NETGEAR delivers award-winning network solutions for remote work, distance learning, ultra high def streaming, online game play and more. To enable people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to providing a range of connected solutions. From ultra-premium Orbi Mesh WiFi systems and high performance Nighthawk routers, to high-speed cable modems and 5G mobile wireless products to cloud-based subscription services for network management and security, to smart networking products and Video over Ethernet for Pro AV applications, NETGEAR keeps you connected. NETGEAR is headquartered in San Jose, California. Learn more on the NETGEAR Investor Page or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram, LinkedIn and the NETGEAR blog at NETGEAR.com.

© 2024 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding growth, revenue, operating margin, gross margin, continued profitability and cash generation; creating long-term value for shareholders; NETGEAR’s plan to closely align end sales with revenue and expected efficiency, predictability and profitability; NETGEAR’s desired level of inventory supply; NETGEAR’s expected launch of next generation 5G mobile hotspots; expectations regarding continuing market demand for the NETGEAR’s products and services, including NFB and CHP products and subscription services, and NETGEAR’s ability to respond to this demand; NETGEAR’s strategic adjustments, long-term strategy and capital allocation priorities; expectations regarding the mix of NETGEAR’s products and services; expectations regarding accelerated destocking and its impact to NETGEAR’s financials; expectations regarding growth opportunities and plans for returning to profitability expectations regarding inventory management, inventory levels and inventory costs and its impact to long term revenue, margin expansion and cash generation; expectations regarding expected tax rates or tax expenses; expectations regarding seasonal shifts in market demand; and expectations regarding NETGEAR's subscription services and service revenue. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for NETGEAR’s products and services may be lower than anticipated; NETGEAR may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products and services; consumers may choose not to adopt NETGEAR’s new product and services offerings or adopt competing products and services; NETGEAR may be unable to continue to grow its number of registered users, its number of registered app users and/or its paid subscriber base and service revenue; product performance may be adversely affected by real world operating conditions; NETGEAR may fail to manage costs, including the cost of key components, the cost of air freight and ocean freight, and the cost of developing new products and manufacturing and distribution of its existing offerings; NETGEAR may fail to successfully manage channel inventory levels; NETGEAR may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and NETGEAR’s planned usage of such resources, including potential repurchases of NETGEAR’s common stock; changes in NETGEAR’s stock price and developments in the business that could increase NETGEAR’s cash needs; fluctuations in foreign exchange rates; and the actions and financial health of NETGEAR’s customers, including NETGEAR’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in NETGEAR’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled "Part I - Item 1A. Risk Factors" in NETGEAR’s annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission on February 16, 2024. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP other income (expenses), net, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

• the ability to make more meaningful period-to-period comparisons of our on-going operating results;

• the ability to better identify trends in our underlying business and perform related trend analyses;

• a better understanding of how management plans and measures our underlying business; and

• an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: restructuring and other charges, litigation reserves, net, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income (loss). We believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures, as well as adjustments for valuation allowances on deferred tax assets, provides our management and users of the financial statements with better clarity regarding both current period performance and the on-going performance of our business. Non-GAAP income tax expense (benefit) is computed on a current and deferred basis with non-GAAP income (loss) consistent with use of non-GAAP income (loss) as a performance measure. The Non-GAAP tax provision (benefit) is calculated by adjusting the GAAP tax provision (benefit) for the impact of the non-GAAP adjustments, with specific tax provisions such as state income tax and Base-erosion and Anti-Abuse Tax recomputed on a non-GAAP basis, as well as adjustments for valuation allowances on deferred tax assets. The tax valuation allowance is a non-cash adjustment primarily reflecting our expectations of, and assumptions as to, future operating results and applicable tax laws, that are not directly attributable to the current quarter’s operating performance. For interim periods, the non-GAAP income tax provision (benefit) is calculated based on the forecasted annual non-GAAP tax rate before discrete items and adjusted for interim discrete items.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$172,656	$176,717
Short-term investments	116,765	106,931
Accounts receivable, net	172,771	185,059
Inventories	211,270	248,851
Prepaid expenses and other current assets	30,178	30,421
Total current assets	703,640	747,979
Property and equipment, net	9,353	8,273
Operating lease right-of-use assets	34,713	37,285
Goodwill	36,279	36,279
Other non-current assets	17,294	17,326
Total assets	$801,279	$847,142

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,451	$46,850
Accrued employee compensation	22,193	21,286
Other accrued liabilities	154,567	168,084
Deferred revenue	28,393	27,091
Income taxes payable	713	1,037
Total current liabilities	244,317	264,348
Non-current income taxes payable	11,885	12,695
Non-current operating lease liabilities	26,742	29,698
Other non-current liabilities	6,973	4,906
Total liabilities	289,917	311,647
Stockholders’ equity:
Common stock	29	30
Additional paid-in capital	974,181	967,651
Accumulated other comprehensive income	21	136
Accumulated deficit	(462,869)	(432,322)
Total stockholders’ equity	511,362	535,495
Total liabilities and stockholders’ equity	$801,279	$847,142

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	April 2, 2023

Net revenue	$164,586	$188,674	$180,908
Cost of revenue	116,349	123,038	120,526
Gross profit	48,237	65,636	60,382
Gross margin	29.3%	34.8%	33.4%
Operating expenses:
Research and development	20,227	19,592	22,134
Sales and marketing	30,529	30,552	33,879
General and administrative	18,067	17,107	16,236
Other operating expenses, net	1,062	1,259	108
Total operating expenses	69,885	68,510	72,357
Loss from operations	(21,648)	(2,874)	(11,975)
Operating margin	(13.2)%	(1.5)%	(6.6)%
Other income, net	2,850	2,454	1,406
Loss before income taxes	(18,798)	(420)	(10,569)
Provision for (benefit from) income taxes	(148)	1,249	(857)
Net loss	$(18,650)	$(1,669)	$(9,712)

Net loss per share:
Basic	$(0.63)	$(0.06)	$(0.33)
Diluted	$(0.63)	$(0.06)	$(0.33)

Weighted average shares used to compute net loss per share:
Basic	29,395	29,623	29,040
Diluted	29,395	29,623	29,040

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2024	April 2, 2023
Cash flows from operating activities:
Net loss	$(18,650)	$(9,712)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,488	2,011
Stock-based compensation	4,544	4,665
Gain/loss on investments, net	(883)	(663)
Deferred income taxes	84	(4,629)
Provision for excess and obsolete inventory	1,132	1,174
Changes in assets and liabilities:
Accounts receivable, net	12,288	84,945
Inventories	36,449	(38,747)
Prepaid expenses and other assets	367	(1,778)
Accounts payable	(8,516)	(5,922)
Accrued employee compensation	907	(2,425)
Other accrued liabilities	(12,605)	(23,665)
Deferred revenue	1,719	1,609
Income taxes payable	(1,134)	2,259
Net cash provided by operating activities	17,190	9,122
Cash flows from investing activities:
Purchases of short-term investments	(38,829)	(38,733)
Proceeds from maturities of short-term investments	30,000	25,006
Purchases of property and equipment	(2,510)	(870)
Net cash used in investing activities	(11,339)	(14,597)
Cash flows from financing activities:
Repurchases of common stock	(11,444)	—
Restricted stock unit withholdings	(454)	(120)
Proceeds from issuance of common stock under employee stock purchase plan	1,986	2,286
Net cash provided by (used in) financing activities	(9,912)	2,166
Net decrease in cash and cash equivalents	(4,061)	(3,309)
Cash and cash equivalents, at beginning of period	176,717	146,500
Cash and cash equivalents, at end of period	$172,656	$143,191

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended
	March 31, 2024	December 31, 2023	April 2, 2023

GAAP gross profit	$48,237	$65,636	$60,382
GAAP gross margin	29.3%	34.8%	33.4%
Amortization of intangibles	—	—	129
Stock-based compensation expense	365	358	351
Non-GAAP gross profit	$48,602	$65,994	$60,862
Non-GAAP gross margin	29.5%	35.0%	33.6%

GAAP research and development	$20,227	$19,592	$22,134
Stock-based compensation expense	(698)	(885)	(1,065)
Non-GAAP research and development	$19,529	$18,707	$21,069

GAAP sales and marketing	$30,529	$30,552	$33,879
Stock-based compensation expense	(1,237)	(1,237)	(1,431)
Non-GAAP sales and marketing	$29,292	$29,315	$32,448

GAAP general and administrative	$18,067	$17,107	$16,236
Stock-based compensation expense	(2,244)	(1,821)	(1,818)
Non-GAAP general and administrative	$15,823	$15,286	$14,418

GAAP other operating expenses, net	$1,062	$1,259	$108
Restructuring and other charges	(1,032)	(1,259)	(108)
Litigation reserves, net	(30)	—	—
Non-GAAP other operating expenses, net	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 31, 2024	December 31, 2023	April 2, 2023

GAAP total operating expenses	$69,885	$68,510	$72,357
Stock-based compensation expense	(4,179)	(3,943)	(4,314)
Restructuring and other charges	(1,032)	(1,259)	(108)
Litigation reserves, net	(30)	—	—
Non-GAAP total operating expenses	$64,644	$63,308	$67,935

GAAP operating loss	$(21,648)	$(2,874)	$(11,975)
GAAP operating margin	(13.2)%	(1.5)%	(6.6)%
Amortization of intangibles	—	—	129
Stock-based compensation expense	4,544	4,301	4,665
Restructuring and other charges	1,032	1,259	108
Litigation reserves, net	30	—	—
Non-GAAP operating income (loss)	$(16,042)	$2,686	$(7,073)
Non-GAAP operating margin	(9.7)%	1.4%	(3.9)%

GAAP other income, net	$2,850	$2,454	$1,406
Gain/loss on investments, net	101	(8)	11
Non-GAAP other income, net	$2,951	$2,446	$1,417

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended
	March 31, 2024	December 31, 2023	April 2, 2023

GAAP net loss	$(18,650)	$(1,669)	$(9,712)
Amortization of intangibles	—	—	129
Stock-based compensation expense	4,544	4,301	4,665
Restructuring and other charges	1,032	1,259	108
Litigation reserves, net	30	—	—
Gain/loss on investments, net	101	(8)	11
Non-GAAP tax adjustments	4,588	(1,138)	(838)
Non-GAAP net income (loss)	$(8,355)	$2,745	$(5,637)

NET INCOME (LOSS) PER DILUTED SHARE:
GAAP net loss per diluted share	$(0.63)	$(0.06)	$(0.33)
Amortization of intangibles	—	—	—
Stock-based compensation expense	0.15	0.14	0.16
Restructuring and other charges	0.04	0.04	—
Litigation reserves, net	—	—	—
Gain/loss on investments, net	—	—	—
Non-GAAP tax adjustments	0.16	(0.03)	(0.02)
Non-GAAP net income (loss) per diluted share	$(0.28)	$0.09	$(0.19)

Shares used in computing GAAP net loss per diluted share	29,395	29,623	29,040
Shares used in computing non-GAAP net income (loss) per diluted share	29,395	29,683	29,040

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	March 31, 2024	December 31, 2023	October 1, 2023	July 2, 2023	April 2, 2023

Cash, cash equivalents and short-term investments	$289,421	$283,648	$228,045	$202,836	$239,210
Cash, cash equivalents and short-term investments per diluted share	$9.85	$9.56	$7.71	$6.92	$8.24

Accounts receivable, net	$172,771	$185,059	$200,900	$179,496	$192,540
Days sales outstanding (DSO)	96	89	92	94	98

Inventories	$211,270	$248,851	$280,918	$324,483	$337,187
Ending inventory turns	2.2	2.0	1.8	1.5	1.4

Weeks of channel inventory:
U.S. retail channel	11.2	10.8	11.8	12.0	12.7
U.S. distribution channel	4.0	7.9	5.8	5.1	4.4
EMEA distribution channel	5.9	6.4	7.4	6.9	8.5
APAC distribution channel	8.0	10.0	13.1	12.4	14.0

Deferred revenue (current and non-current)	$33,714	$31,994	$29,796	$27,689	$26,634

Headcount	628	635	644	653	702
Non-GAAP diluted shares	29,395	29,683	29,581	29,319	29,040

NET REVENUE BY GEOGRAPHY

	Three Months Ended
	March 31, 2024		December 31, 2023		April 2, 2023

Americas	$109,928	67%	$124,798	66%	$121,922	67%
EMEA	31,187	19%	37,899	20%	39,178	22%
APAC	23,471	14%	25,977	14%	19,808	11%
Total	$164,586	100%	$188,674	100%	$180,908	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended
	March 31, 2024	December 31, 2023	April 2, 2023

Connected Home	$95,963	$118,378	$102,746
NETGEAR for Business	68,623	70,296	78,162
Total net revenue	$164,586	$188,674	$180,908

SERVICE PROVIDER NET REVENUE

	Three Months Ended
	March 31, 2024	December 31, 2023	April 2, 2023

Connected Home	$27,553	$27,313	$14,027
NETGEAR for Business	243	152	190
Total service provider net revenue	$27,796	$27,465	$14,217